Exhibit 23.0

We consent to the incorporation by reference in First Capital, Inc.’s Registration Statement No. 333-76543 on Form S-8 and in First Capital, Inc.’s Registration Statement No. 333-95987 on Form S-8 of our report dated January 11, 2008 contained in the annual report for the year ended December 31, 2007 appearing in this Form 10-K.

New Albany, Indiana
March 25, 2008